UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2007

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 17, 2007, SEMCO Energy, Inc. (the “Company”) issued a press release announcing that a special meeting of shareholders is scheduled to be held on Thursday, June 7, 2007, at 1:30 p.m. E.D.T. at the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan. At this special meeting, holders of the Company’s Common Stock will consider and vote on a proposal to approve an agreement and plan of share exchange by and among the Company, Cap Rock Holding Corporation and Semco Holding Corporation. Only holders of record of the Company’s Common Stock at the close of business on April 26, 2007, the record date for the special meeting of shareholders, are entitled to vote at the special meeting and any adjournments or postponements thereof. A copy of the May 17, 2007 press release is furnished as Exhibit 99.1 (and deemed filed only to the extent required by Rule 14a-12).

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press Release, dated as of May 17, 2007 (furnished to the extent required by Rule 14a-12)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: May 17, 2007	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

EXHIBIT INDEX
Form 8-K

Exhibit No.	Description	Filed
		Herewith	By Reference

99.1	Press Release issued May 17, 2007.	x